Exhibit 10.8

EXECUTION VERSION

INFORMATION TECHNOLOGY AGREEMENT

DATED AS OF DECEMBER 31, 2012

by and between

ABBOTT LABORATORIES

and

ABBVIE INC.

i

ii

THIS INFORMATION TECHNOLOGY AGREEMENT, dated as of December 31, 2012 and effective as of the Effective Time, is by and between ABBOTT LABORATORIES, an Illinois corporation (“Abbott”), and ABBVIE INC., a Delaware corporation (“AbbVie”).

RECITALS:

WHEREAS, the board of directors of Abbott has determined that it is appropriate and advisable to separate Abbott’s research-based pharmaceuticals business from its other businesses;

WHEREAS, in order to effectuate the foregoing, Abbott and AbbVie have entered into a Separation and Distribution Agreement, dated as of November 28, 2012 (the “Separation and Distribution Agreement”), which provides for, among other things, the contribution from Abbott to AbbVie of certain assets, the assumption by AbbVie of certain Liabilities from Abbott, the distribution by Abbott of AbbVie common stock to Abbott shareholders, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing, in each case subject to the terms and conditions set forth therein;

WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement it will be necessary for each of the Parties (as defined herein) to cooperate to provide for the separation of various information technology systems and services that are currently shared between the Parties, are provided by one Party to the other or are planned to be implemented by both Parties; and

WHEREAS, the Parties intend that all separation activities to be completed under this Agreement shall be completed by the end of the two-year term of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and subject to and on the terms and conditions herein set forth, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

“Abbott” has the meaning set forth in the Preamble.

“Abbott Business” has the meaning set forth in the Separation and Distribution Agreement.

 “Abbott GIS Standard Rates” means the list of hourly charges agreed upon by Abbott Global Information Services and Abbott’s finance and business organization for the provision of information technology services by Abbott Global Information Services personnel to business units and divisions of Abbott, for the period commencing January 1, 2013 and ending December 31, 2013, as such rates are adjusted or amended from time to time.

“Abbott Owned Materials” has the meaning set forth in Section 3.01(a).

“AbbVie” has the meaning set forth in the Preamble.

“AbbVie Business” has the meaning set forth in the Separation and Distribution Agreement.

“AbbVie IT Agreement” means any IT Agreement which is held in the name of Abbott or any Abbott Subsidiary, and which is used exclusively in connection with, or relates solely to, the AbbVie Business.

“AbbVie Owned Materials” has the meaning set forth in Section 3.01(b).

“Agreement” means this Information Technology Agreement and each of the Schedules hereto.

“Ancillary Agreements” has the meaning set forth in the Separation and Distribution Agreement.

“Approved Supplier List” means the list of suppliers approved by Abbott GIS for work on the Parties’ information technology systems and services, as of the Effective Time.

“Assignment Efforts” has the meaning set forth in Section 2.10(b).

“Change of Control” has the meaning set forth in the Separation and Distribution Agreement.

“Charges” has the meaning set forth in Section 2.04(a).

“Consents” has the meaning set forth in the Separation and Distribution Agreement.

“Derivative Work” means a work based on one or more preexisting works, including a condensation, transformation, translation, modification, expansion or adaptation that, if prepared without authorization of the owner of the copyright of such preexisting work, would constitute a copyright infringement under applicable law, but excluding the preexisting work.

“Developed Materials” means any Materials (including software), or any modifications, enhancements or Derivative Works thereof, which (a) are jointly developed by or on behalf of the Parties or any of their Subsidiaries in connection with or as part of the Services and (b) are not otherwise Abbott Owned Materials or AbbVie Owned Materials.

“Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

“Expiration Date” has the meaning set forth in the Section 5.01.

“Governmental Authority” has the meaning set forth in the Separation and Distribution Agreement.

“Group A Work Plan” has the meaning set forth in Section 2.04(a)(i).

“Group B Work Plan” has the meaning set forth in Section 2.04(a)(ii).

“Group C Work Plan” has the meaning set forth in Section 2.04(a)(iii).

 “IT Agreement” means any software license or Third Party service agreement that is:  (a) used by either Party or its Subsidiaries (i) to provide Services or Materials under this Agreement; or (ii) used to provide any information technology services under the TSA; or (b) required in connection with the operation of the information technology systems and services of the AbbVie Business.

“Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“Materials” shall mean all computing, networking, telecommunications and other equipment (firmware and hardware); all software programs and programming (and all modifications, replacements, upgrades, enhancements, documentation, materials and media related thereto), including all machine readable and object code, and all source code, utilities, tools and validation packages; and all other literary works, other works of authorship, specifications, design documents and analyses, processes, methodologies, programs, program listings, programming tools, user manuals, documentation, reports, drawings, databases, machine readable text and files, data and similar items.

“Parties” means the parties to this Agreement.

“Party” means each Party to this Agreement.

“Person” has the meaning set forth in the Separation and Distribution Agreement.

“Primary Beneficiary” means, with respect to Services set forth in any Work Plan, the Party for which the provision of such Services would facilitate such Party’s ability to operate independently.

“Prime Rate” has the meaning set forth in the Separation and Distribution Agreement.

“Provider” has the meaning set forth in Section 5.01.

“Provider Upgrade Charges” has the meaning set forth in Section 2.04(a)(i).

“Recipient” has the meaning set forth in Section 5.01.

“Representative” has the meaning set forth in Section 6.01.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“Separation Project” means each individual project that is described in the Separation Projects Plan, and that is or will be described in greater detail in one or more Work Plans.

“Separation Projects Plan” means the high level description of information technology separation projects and the associated timeline for completing those projects that the Parties will undertake pursuant to this Agreement to accomplish the separation of the information technology systems and services, as such initial list is set forth in Schedule A, and as the same may be amended from time to time.

“Service Extension” has the meaning set forth in Section 5.01.

“Services” means the services related to the separation of Abbott’s and AbbVie’s information technology systems and services.

“Shared IT Agreement” means any IT Agreement that is held in the name of Abbott or any Abbott Subsidiary, which is used in connection with the Abbott Business and the AbbVie Business.

“Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Taxes” has the meaning set forth in the Separation and Distribution Agreement.

“Third Party” means any Person other than Abbott, any Abbott Subsidiary, AbbVie and any AbbVie Subsidiary.

“TSA” has the meaning set forth in Section 2.02.

“TSA Service” has the meaning set forth in Section 2.04(a)(i).

“U.S.” or “United States” has the meaning set forth in the Separation and Distribution Agreement.

“Work Plan” means each document in the form set forth in Schedule B that is executed by the Parties pursuant to this Agreement, including each applicable “RFSS”, “Contract” or similar document referenced on such Work Plan, that details the work effort and further describes the Services to be performed by Abbott and/or AbbVie in connection with a particular Separation Project(s).

ARTICLE II.

SERVICES.

Section 2.01          Services.  Each of the Parties agrees to provide, or cause its respective Subsidiaries to provide, the applicable Services set forth in any Work Plan to Abbott or AbbVie, respectively, and/or any of their Subsidiaries, as designated in the Work Plan.  Each of the Parties further agrees to use good faith in negotiating any Work Plans which are not completed as of the date hereof.  The Parties will cooperate in good faith to identify any additional services that may be reasonably required to facilitate a smooth transition and, for each such service, will:  (a) negotiate one or more Work Plans setting forth the service, with the terms thereof to be determined by the Parties and (b) amend the Separation Projects Plan to include the service, to the extent necessary.  This Agreement is a master agreement.  Each of the Parties, respectively, shall be responsible and liable for all the obligations under this Agreement of each of their respective Subsidiaries that performs Services hereunder.

Section 2.02          Transition Services Agreements and Conflicts.  The Parties have entered into that certain U.S. Transition Services Agreement and that certain Ex-U.S. Transition Services Agreement (collectively, the “TSA”) dated as of the same date as this Agreement.  The TSA is intended to cover all services described therein that the Parties will require to continue to operate their respective businesses after the Effective Time including, without limitation, information technology services.  This Agreement is intended to cover the additional work effort that must be performed, and Materials that must be developed or procured, to separate the information technology systems and services that (a) are provided by one of the Parties or one or more of its Subsidiaries, to the other Party or one or more of its Subsidiaries, under the TSA, (b) are shared at the Effective Time between the Parties and/or their respective Subsidiaries or (c) are to be implemented by mutual agreement of the Parties.  If there is a conflict regarding Services provided under this Agreement, and similar services described in the TSA, this Agreement shall govern and control over such Services.  If there is a conflict between the provisions of this Agreement and those of the Separation and Distribution Agreement, this Agreement shall govern and control with respect to the subject matter addressed in this Agreement.

Section 2.03          Performance of Services.

(a)           Each of the Parties shall, and shall cause its Subsidiaries to, perform its duties and responsibilities hereunder in good faith and in a timely manner.  Neither Abbott nor AbbVie, nor any of their respective Subsidiaries, shall be liable or held accountable, in damages or otherwise, for any error of judgment or any mistake of fact or law or for anything that Abbott or AbbVie, or any of their respective Subsidiaries, does or refrains from doing in good faith, except in the case of their gross negligence or willful misconduct.

(b)           Nothing in this Agreement shall require either Party or its Subsidiaries to perform or cause to be performed any Service in a manner that would constitute a potential violation of applicable law, the Abbott Code of Business Conduct or any existing contract or agreement with a Third Party.  If either Party is or becomes aware of any such potential violation, then such Party shall use commercially reasonable efforts to promptly send a Notice to the other Party of any such restriction.

(c)           (i) Neither Party nor any of its Subsidiaries will be required to perform or to cause to be performed any of the Services for the benefit of any Third Party or any other Person other than the other Party under this Agreement, and its Subsidiaries, and (ii) EXCEPT AS EXPRESSLY PROVIDED IN AN APPLICABLE WORK PLAN, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES ARE PROVIDED ON AN “AS-IS” BASIS, THAT EACH PARTY ASSUMES ALL RISK AND LIABILITY ARISING FROM OR RELATING TO ITS USE OF AND RELIANCE UPON THE SERVICES PROVIDED TO IT AND THAT EACH PARTY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER WARRANTY WHATSOEVER.

(d)           Each Party shall have the right to engage agents, suppliers, subcontractors or independent contractors to provide services that are outside the scope of the Services,

provided that neither Party nor such Third Parties will, either individually or in connection with one or more other agents, suppliers, subcontractors or independent contractors (including the Third Parties described in Section 2.08(a), materially adversely affect the Services without the other Party’s reasonable consent; and provided, further, that the engaging Party shall be solely responsible for all such agents, suppliers, subcontractors or independent contractors.

Section 2.04          Charges for Services and Performance of Separation Projects.

(a)           Charges; Estimates.  Each Work Plan shall specify the Party that shall bear the costs and expenses of the Services, including the acquisition, procurement, leasing or licensing of Materials, and all other costs and expenses associated with a Party completing a particular Separation Project (all such costs and expenses are collectively referred to as the “Charges”).  Unless agreed otherwise in writing by the Parties, the Charges set forth on a Work Plan shall be allocated as follows:

(i)            If a Work Plan sets forth services to be performed in order to separate the information technology systems and services that are provided by one of the Parties or one or more of its Subsidiaries, to the other Party or one or more of its Subsidiaries, under the TSA (each such system or service, a “TSA Service” and each such Work Plan, a “Group A Work Plan”), then the Party that is the “Recipient” of the TSA Service under the TSA (or in the case of a TSA Service provided to a Subsidiary of one of the Parties, the Party whose Subsidiary is the recipient of the TSA Service) shall be solely responsible for the Charges set forth on that Group A Work Plan; provided, however, that the Provider shall be solely responsible for any Charges with respect to that Group A Work Plan that are incurred in order to optimize, enhance or upgrade the Provider’s own information technology systems or services (“Provider Upgrade Charges”).

(ii)           If a Work Plan is not a Group A Work Plan and is intended to establish an information technology system or service that one Party does not possess at the Effective Time (a “Group B Work Plan”), then such Party shall be solely responsible for the Charges set forth on that Group B Work Plan; provided, however, that the Provider shall be solely responsible for any Provider Upgrade Charges with respect to such Group B Work Plan.

(iii)          If a Work Plan is intended to provide both Parties with an information technology system or service (a “Group C Work Plan”), then the Parties shall cooperate to apportion the applicable Charges specified on that Group C Work Plan between the Parties in a manner that is fair to each Party.

Any dispute or disagreement over the Charges for a Service or whether a Work Plan is a Group A Work Plan, a Group B Work Plan or a Group C Work Plan shall be resolved pursuant to Section 7.14(a).  The Charges for completing Separation Projects shall be borne by the Parties according to terms to be agreed upon by the parties, which terms will be determined annually on the basis of the Abbott GIS Standard Rates (as applied to both Abbott and AbbVie) and as adjusted in accordance with historical practice; provided, that the Charges shall exclude any and all amounts for services performed by a Third Party that is not an agent, supplier, subcontractor or independent contractor of the Party providing the Services under such Work Plan.

The Charges set forth in a Work Plan shall be a good faith estimate of the charges for the Services covered by that Work Plan, and shall neither be binding on the Party providing such estimate nor convert the Work Plan into a fixed-price contract.  Any such estimate is for informational purposes only, and the actual fees payable for any Services may be higher or lower than that estimate, with such higher amounts, if applicable, to be paid by the Party responsible for such Charges under the applicable Work Plan.  The Charges shall be calculated and billed in the local currency of the Party providing the Services.

(b)           Reporting Obligations.  The Parties shall be responsible for overseeing the Separation Projects and the progress of the Services in light of the estimated Charges.  Each Party shall report to the other Party regarding the status of each Separation Project in the manner and with the frequency described in the applicable Work Plan (including the identification of any known overages in the estimated Charges and an updated estimate to complete such Separation Project), and, in any event, no less frequently than monthly during the term of this Agreement.  Unless otherwise agreed in writing, the Parties shall provide such reporting using the form of status report attached hereto as Schedule C.

Section 2.05          Change Control Procedures.  During the term of this Agreement, Abbott and/or AbbVie may desire a change in the scope, timing and/or charges for the effort, including modifying, updating and/or refining any Work Plan or the Separation Projects Plan.  Requests for all changes shall be made in writing and delivered to the Parties.  The Parties shall review the proposed change and:  (a) approve it; (b) return it with a request for more detail or information; or (c) reject it.  The Parties shall agree on any Charges for such change, including the charges for investigating such change if applicable.  If the change is authorized, the Parties shall so indicate in writing, which writing shall constitute approval for the change and the applicable Charges.  The writing shall also indicate the effect that the change will have on the other terms and conditions of the applicable Work Plan(s).

Section 2.06          Transitional Nature of Services.  The Parties acknowledge the transitional nature of the Services and agree to cooperate in good faith and to use commercially reasonable efforts to effectuate a smooth transition and completion of the Separation Projects.

Section 2.07          Cooperation.  In the event that (a) there is nonperformance of any Service as a result of an event described in Section 7.04, or (b) the provision of a Service would violate applicable law, the Parties agree to work together in good faith to arrange for an alternative means by which the Separation Project may be accomplished.

Section 2.08          Use of Third Parties.

(a)           Third Parties Used to Provide the Services.  Either Party may perform its obligations herein through its Subsidiaries or through agents, suppliers, subcontractors or independent contractors of such Party, or of its Subsidiaries; provided that each such agent, supplier, subcontractor or independent contractor (and the individual employees of such Persons) used by a Party shall be subject to the reasonable prior approval of the other Party.  The Parties hereby approve the use of any of the suppliers listed on the Approved Supplier List; provided, however, that each Party reserves the right to reasonably approve or reject individual employees of such suppliers.  In addition, if in connection with the provision of Services or Materials a Party uses any agent, supplier, subcontractor or independent contractor who has been fired, dismissed or relieved of its obligations by the other Party or its Subsidiary due to poor performance or other cause, the other Party shall be entitled to cause the hiring Party to promptly remove and replace such agent, supplier subcontractor or independent contractor.

(b)           Terms Applicable to All Third Parties Used By a Party.  Each Party shall cooperate with and work in good faith with the agents, suppliers, subcontractors and independent contractors engaged by the other Party in connection herewith or in connection with related services that require the cooperation of such Party.  Such cooperation may include providing reasonable access to the facilities, systems, equipment and/or software required by the other Party to provide the Services or such related services, solely to the extent necessary for such agents, suppliers, subcontractors and independent contractors to perform the work assigned to them.  The engaging Party shall cause all such agents, suppliers, subcontractors and independent contractors to comply with the other Party’s security and confidentiality requirements and technical policies and procedures.  Notwithstanding anything in this Agreement to the contrary, a Party shall not be relieved of its obligations under this Agreement by use of any Subsidiaries, agents, suppliers, subcontractors or independent contractors.

Section 2.09          Security Procedures.  Each Party’s respective security administration groups shall, subject to the reasonable approval of the other Party, establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access or alteration of systems or Materials of the other Party which are (a) no less rigorous than those maintained by a Party for its own information of a similar nature and (b) adequate to meet the requirements of the other Party’s security policies and applicable law.  In the event a Party discovers or is notified of a breach or potential breach of security relating to systems or Materials of the other Party, such Party will expeditiously under the circumstances notify the other Party, and will cooperate in the investigation and remediation of the effects of such breach or potential breach of security at its own expense.

Section 2.10          Consents.

(a)           AbbVie IT Agreements.  Subject to the Parties obtaining any required Consents, Abbott or the applicable Abbott Subsidiary shall assign to AbbVie or the applicable AbbVie Subsidiary any AbbVie IT Agreement.  The assignment, and the costs of obtaining any required Consent in connection with the assignment, shall be subject to the terms of the Separation and Distribution Agreement, and the rights and obligations under such IT Agreement shall be AbbVie Assets and AbbVie Liabilities and, if applicable, Delayed Transfer Assets and Delayed Transfer Liabilities, as such terms are defined in the Separation and Distribution Agreement.  If, despite using their commercially reasonable efforts, the Parties are unable to obtain a Consent in connection with an AbbVie IT Agreement, then, unless and until such Consent is obtained, the Parties shall use their commercially reasonable efforts to use mutually acceptable alternative approaches to provide the Services or to deliver substantially similar benefits at the sole cost and expense of AbbVie.

(b)           Shared IT Agreements.  Subject to the Parties obtaining any required Consents, Abbott or the applicable Abbott Subsidiary shall assign to AbbVie or the applicable AbbVie Subsidiary that portion of any Shared IT Agreement that relates to the AbbVie Business.

The partial assignment, and the costs of obtaining any required Consent in connection with the partial assignment, shall be subject to the terms of the Separation and Distribution Agreement, and the rights and obligations under the assigned portion of such IT Agreement shall be AbbVie Assets and AbbVie Liabilities and, if applicable, Delayed Transfer Assets and Delayed Transfer Liabilities, as such terms are defined in the Separation and Distribution Agreement.  If, despite using their commercially reasonable efforts, the Parties are unable to obtain a Consent in connection with a Shared IT Agreement, then, unless and until such Consent is obtained, the Parties shall use their commercially reasonable efforts to use mutually acceptable alternative approaches to provide the Services or to deliver substantially similar benefits.  The Parties shall use their commercially reasonable efforts to cooperate in obtaining Consents in connection with Shared IT Agreements (“Assignment Efforts”).  Following the Effective Time, and the foregoing in this Section 2.10(b) notwithstanding, any transfer fee to a Third Party to allow joint-use by Abbott and AbbVie of a Shared IT Agreement prior to the partial assignment of such Shared IT Agreement shall be split equally between Abbott and AbbVie.

ARTICLE III.

OWNERSHIP AND LICENSE RIGHTS IN MATERIALS.

Section 3.01          Owned Materials.

(a)           Abbott shall be the sole and exclusive owner of Materials which are used in connection with the Services and are owned by Abbott, or licensed from Third Parties by Abbott or any of its Subsidiaries, including all enhancements and Derivative Works of such Materials, including United States and foreign intellectual property rights in such Materials, and shall retain all of Abbott’s, its Subsidiaries’ and Third Party licensors’ rights in such Materials (all such owned, licensed, developed and provided Materials, “Abbott Owned Materials”).  Subject to the terms of any Consents, Abbott grants to AbbVie, its Subsidiaries and their contractors and agents a non-exclusive, non-transferable, worldwide, limited right and license to use, execute, reproduce, display, perform, modify and distribute the Abbott Owned Materials for the sole purpose of providing and/or receiving the Services during the term of this Agreement; provided that this license does not give AbbVie and its Subsidiaries, or their contractors or agents, the right, and AbbVie and its Subsidiaries, and their contractors and agents, are not authorized, to sublicense such Materials or use them for the benefit of other customers or for any other purpose without Abbott’s prior written consent.  Abbott may, in its sole discretion and upon such terms and at such prices as the Parties may agree, grant AbbVie a license to use the Abbott Owned Materials for other purposes and to sublicense such Materials.

(b)           AbbVie shall be the sole and exclusive owner of Materials which are used in connection with the Services and are owned by AbbVie, or licensed from Third Parties by AbbVie or any of its Subsidiaries, including all enhancements and Derivative Works of such Materials, including United States and foreign intellectual property rights in such Materials and shall retain all of AbbVie’s, its Subsidiaries’ and Third Party licensors’ rights in such Materials (all such owned, licensed, developed and provided Materials, “AbbVie Owned Materials”).  Subject to the terms of any Consents, AbbVie grants to Abbott, its Subsidiaries and their contractors and agents a non-exclusive, non-transferable, worldwide, limited right and license to use, execute, reproduce, display, perform, modify and distribute the AbbVie Owned

Materials for the sole purpose of providing and/or receiving the Services during the term of this Agreement; provided that this license does not give Abbott and its Subsidiaries or their contractors or agents, the right, and Abbott and its Subsidiaries, and their contractors and agents, are not authorized, to sublicense such Materials or use them for the benefit of other customers or for any other purpose without AbbVie’s prior written consent.  AbbVie may, in its sole discretion and upon such terms and at such prices as the Parties may agree, grant Abbott a license to use the AbbVie Owned Materials for other purposes and to sublicense such Materials.

Section 3.02          Developed Materials.

(a)           Ownership.  The Parties shall jointly own all intellectual property rights in all Developed Materials.  The Parties will, without limitation, retain the right to make, have made, use, lease, import, offer for sale, or sell, have sold and practice methods used in the creation or provision of products or services that incorporate the Developed Materials to the extent that such actions do not infringe upon the intellectual property rights of the other Party.  Each Party shall retain the right to grant non-exclusive licenses to any intellectual property right in the Developed Materials without any payment or accounting to the other Party.

(b)           Cost Sharing of Developed Materials.  The Parties shall mutually agree on whether and in which countries to file and prosecute patent applications covering all jointly owned intellectual property in the Developed Materials, and to maintain patents granted thereunder.  Each party shall have an opportunity to review and comment on any such filings prior to submission and to discuss the strategy for preparing, filing, prosecuting, maintaining and defending any such patent applications or resulting patents, and the Parties shall share equally any out-of-pocket costs and expenses incurred with respect to such actions.

(c)           Embedded Materials.  To the extent that Abbott Owned Materials or AbbVie Owned Materials are embedded in any Developed Materials by the owner of such Materials, the owner of such Materials shall not be deemed to have assigned its intellectual property rights in such owned Materials to the other Party, but subject to the terms and restrictions of any Consent, the owner of such embedded Materials hereby grants to the other Party and its Subsidiaries a worldwide, perpetual, irrevocable, non-exclusive, fully paid-up license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create Derivative Works of such embedded Materials for the benefit and use of the other Party and its Subsidiaries for so long as such Materials remain embedded in such Developed Materials.  Notwithstanding the foregoing, neither Party shall embed any Abbott Owned Materials or AbbVie Owned Materials into Developed Materials without the express written agreement of both Parties to do so, as set forth in the applicable Work Plan.  In addition, should either Party incorporate into Developed Materials any intellectual property subject to Third Party patent, copyright or license rights, any ownership or license rights granted herein with respect to such Materials shall be limited by and subject to any such patents, copyrights or license rights; provided that, prior to incorporating any such intellectual property in any Materials, the Party incorporating such intellectual property in the Materials has disclosed this fact and obtained the prior written approval of the other Party and has obtained any Consents.

(d)           Source Code and Documentation.  If either Party requests that the source code for particular Materials be placed in escrow for the benefit of the requesting Party, then the Parties shall cooperate in good faith to establish such source code escrow arrangements on terms and conditions that shall be reasonably acceptable to both Parties.

Section 3.03          General Rights and Obligations Regarding Materials.

(a)           Copyright Legends.  Each Party agrees to reproduce copyright legends which appear in the ordinary course on any portion of the Materials which may be owned by the other Party or Third Parties.

(b)           No Implied Licenses.  Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Subsidiary of the other Party.

(c)           Residuals.  Nothing in this Agreement shall restrict any employee or representative of a Party from using general ideas, concepts or know-how relating to the Services or Materials that are retained solely in the unaided memory of such employee or representative after performing the obligations of a Party under this Agreement, except to the extent that such use infringes upon any patent, copyright or other intellectual property right of a Party or its Subsidiaries; provided, however, that this Section shall not be deemed to limit either Party’s obligations under this Agreement with respect to the disclosure or use of confidential information or Materials of the other Party.  An individual’s memory is unaided if the individual has not intentionally memorized the confidential information or subject Materials for the purpose of retaining and subsequently using or disclosing it.

(d)           Required Consents.  Each Party shall use commercially reasonable efforts to obtain all Consents necessary in connection with (i) in the case of Abbott, all Abbott Owned Materials, and (ii) in the case of AbbVie, all AbbVie Owned Materials.  Each of the Parties will reasonably cooperate with the other in obtaining such Consents.

ARTICLE IV.

BILLING; TAXES.

Section 4.01          Procedure.  Each Work Plan shall set forth (a) the types of, (b) where possible, an estimate of, and (c) an allocation of, the Charges that each Party will be financially responsible for in connection with the Services and the Materials to be developed, procured or provided pursuant to a Work Plan.  Where Charges are to be paid to a Third Party for Services or Materials under a Work Plan, the Party listed as the responsible Party under the Work Plan shall pay such Charges directly to the Third Party.  Where Charges are to be paid to the other Party, the Party who is entitled to reimbursement for Services or other Charges pursuant to a Work Plan shall issue an invoice detailing such charges to the other Party.  Amounts payable pursuant to the terms of this Agreement shall be paid to the invoicing Party on a monthly basis, which amounts shall be due within thirty (30) days after the date of invoice.  All amounts due and payable hereunder shall be invoiced and paid in U.S. dollars.

Section 4.02          Late Payments.  Charges not paid when due pursuant to this Agreement shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%), or the maximum legal rate whichever is lower.

Section 4.03          Taxes.  The Party invoiced for Charges under a particular Work Plan shall be responsible for and pay any and all Taxes incurred in connection with the Services under that Work Plan, including all sales, use, value-added and similar Taxes, but excluding Taxes based on the other Party’s net income and non-income Taxes imposed on the other Party for goods or services used or consumed in providing the services.  Notwithstanding anything to the contrary in the previous sentence or elsewhere in this Agreement, the Recipient shall be entitled to withhold from any payments to the Provider any such Taxes that Recipient is required by Law to withhold and shall pay such Taxes to the applicable Tax Authority.

Section 4.04          No Set-Off.  Except as mutually agreed to in writing by Abbott and AbbVie, no Party or any of its Subsidiaries shall have any right of set off or other similar rights with respect to (a) any amounts received pursuant to this Agreement or (b) any other amounts claimed to be owed to the other Party or any of its Subsidiaries arising out of this Agreement.

ARTICLE V.

TERM; TERMINATION OF WORK PLANS; TRANSFER ASSISTANCE.

Section 5.01          Term.  This Agreement will expire two (2) years after the Effective Time (the “Expiration Date”).  In the event that, despite commercially reasonable efforts by both Parties, there are uncompleted Work Plans at the Expiration Date, the Party receiving Services pursuant to the uncompleted Work Plan (the “Recipient”) may elect to extend the term of this Agreement one time with respect to a Group A Work Plan or Group B Work Plan (any such extension, a “Service Extension”) by notifying the Party providing Services (the “Provider”) no later than three (3) months prior to the Expiration Date.  The term of this Agreement may only be extended with respect to an uncompleted Group C Work Plan by mutual agreement.

(a)           If the requested Service Extension is for a period of twelve (12) months or less past the Expiration Date and the applicable services are not set forth in a Group C Work Plan, then the Provider shall be obligated to provide such requested Service Extension and the Parties shall in good faith (i) negotiate the terms of an amendment to the applicable Work Plan, which amendment shall be consistent with the terms of the applicable Service, and (ii) determine the costs and expenses (which shall not include any Charges payable under this Agreement), if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be determined pursuant to Section 2.04(a), except that all references to “Service” therein shall refer to the Service Extension.

(b)           If the requested Service Extension is for a period of longer than twelve (12) months past the Expiration Date or the applicable services are set forth in a Group C Work Plan, then the Parties shall determine whether the Provider shall provide the applicable Service for the requested Service Extension period.  If the Parties determine that the Provider shall provide such Service during the requested Service Extension period, then the Parties shall in good faith (i) negotiate the terms of an amendment to the applicable Work Plan, which amendment shall be consistent with the terms of the applicable Service and promptly provide a copy thereof to the Parties, and (ii) determine the costs and expenses (which shall not include any Charges payable under this Agreement), if any, that would be incurred by the Provider or the Recipient, as the case may be, in connection with the provision of such Service Extension, which costs and expenses shall be determined pursuant to Section 2.04(a).  Each amended Work Plan, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such amendment and any Services provided pursuant to such Service Extensions shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.  The Parties acknowledge and agree that (A) there may be interdependencies among the Services being provided under this Agreement, (B) the ability to extend the provision of a particular Service in accordance with this Agreement may be dependent on the extension of another Service, (C) upon the request of either Party, the Parties shall determine whether any such interdependencies exist with respect to the particular Service that the Recipient is seeking to extend in accordance with this Section 5.01 and (D) to the extent the Parties have determined that such interdependencies exist, the Parties shall negotiate in good faith to amend the applicable Work Plan relating to such other Service, which amendment shall be consistent with the terms of comparable Services.

(c)           No later than three (3) months prior to the Expiration Date, the Parties shall meet and confer to discuss the status of all uncompleted Work Plans and, where feasible, develop a plan to complete such Work Plans on or before the Expiration Date.

Section 5.02          Termination of Work Plans.

(a)           Termination for Convenience.  Upon receipt by the Provider of at least ninety (90) days’ prior written notice, the Recipient under a Group A Work Plan or Group B Work Plan may terminate such Work Plan without the consent of the Provider; provided that (i) the Recipient shall be solely responsible for completing such Work Plan during the term of this Agreement, (ii) upon receipt of such notice, the Provider shall be released from all responsibility in connection with the terminated Work Plan, except as provided in Section 5.02(b), and (iii) the Recipient shall reimburse the Provider for any incremental costs or fees actually incurred by the non-terminating Party as a result of such early termination (e.g., fixed charges that are not cancellable without a charge or fee and which would have been offset by payment to the Provider of Charges set forth in the terminated Work Plan).

(b)           Transfer Assistance.  Upon receipt of a notice to terminate a Work Plan pursuant to Section 5.02(a), each Party shall provide to the other Party such assistance as is reasonably necessary to permit the orderly transfer of the Services to be performed under such Work Plan to the terminating Party, including providing reasonable access to any facilities, systems, data equipment and/or software being used by the other Party to provide the Services under the terminated Work Plan; provided that the terminating Party shall comply with the other Party’s security and confidentiality requirements in connection with such access.

(c)           Termination of Group C Work Plans.  A Party may terminate a Group C Work Plan only with the prior written consent of the other Party.

Section 5.03          Post-Termination Services.  No later than nine (9) months after the Effective Time, the Parties shall discuss in good faith the possibility of AbbVie receiving from Abbott, following termination of the TSA and expiration of this Agreement, information technology services of a type and nature to be discussed.  Neither party shall have any obligation to agree to any such services.

ARTICLE VI.

CONFIDENTIALITY; PROTECTIVE ARRANGEMENTS.

Section 6.01          Confidentiality Obligations.  Subject to Section 6.03 and except as contemplated by or otherwise provided in this Agreement, Abbott, on behalf of itself and each of the Abbott Subsidiaries, and AbbVie, on behalf of itself and each of the AbbVie Subsidiaries, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives (each, a “Representative”) to hold, in strict confidence, with at least the same degree of care that applies to Abbott’s confidential and proprietary information pursuant to policies in effect as of the date hereof, all confidential and proprietary information and Materials concerning the other Party (or its business) and the other Party’s Subsidiaries (or their respective businesses) that is either in its possession (including confidential and proprietary information and Materials in its possession prior to the date hereof) or furnished by the other Party or the other Party’s Subsidiaries or their respective Representatives at any time pursuant to this Agreement, and shall not use any such confidential and proprietary information or Materials other than for such purposes as may be expressly permitted hereunder or thereunder, except, in each case, to the extent that such confidential and proprietary information or Materials has been:  (a) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any of its Subsidiaries or any of their respective Representatives in violation of this Agreement; (b) later lawfully acquired from other sources by such Party or any of its Subsidiaries, which sources are not themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information or Materials; or (c) independently developed or generated without reference to or use of the respective proprietary or confidential information or Materials of the other Party or any of its Subsidiaries.  If any confidential and proprietary information or Materials of one Party or any of its Subsidiaries is disclosed to another Party or any of its Subsidiaries in connection with providing services to such first Party or any of its Subsidiaries under this Agreement, then such disclosed confidential and proprietary information and Materials shall be used only as required to perform such services.

Section 6.02          No Release, Return or Destruction.  Each Party agrees not to release or disclose, or permit to be released or disclosed, any such information or Materials to any other Person, except its Representatives who need to know such information or Materials, and except in compliance with Section 6.03.  Information or Materials furnished by the other Party after the Effective Time pursuant to this Agreement shall be subject to the provisions of Section 6.03 of the Separation and Distribution Agreement.

Section 6.03          Third-Party Information; Privacy or Data Protection Laws.  Each Party acknowledges that it and its respective Subsidiaries may presently have and, following the Effective Time, may gain access to or possession of confidential or proprietary information of, or personal information relating to, Third Parties (a) that was received under confidentiality or non-disclosure agreements entered into between such Third Parties, on the one hand, and the other Party or the other Party’s Subsidiaries, on the other hand, prior to the date hereof; or (b) that as between the two Parties, was originally collected by the other Party or the other Party’s Subsidiaries and that may be subject to and protected by privacy, data protection or other applicable laws.  As may be provided in more detail in this Agreement, each Party agrees that it shall hold, protect and use, and shall cause its Subsidiaries and its and their respective Representatives to hold, protect and use, in strict confidence the confidential and proprietary information of, or personal information relating to, Third Parties in accordance with privacy, data protection or other applicable laws and the terms of any agreements that were either entered into before the date hereof or affirmative commitments or representations that were made before the date hereof by, between or among the other Party or the other Party’s Subsidiaries, on the one hand, and such Third Parties, on the other hand.

Section 6.04          Protective Arrangements.  In the event that either Party or any of its Subsidiaries is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any confidential or proprietary information or Materials of the other Party, as applicable, that is subject to the confidentiality provisions hereof, such Party shall provide the other Party with notice of such request or demand as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate protective order, at such other Party’s own cost and expense.  In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

ARTICLE VII.

MISCELLANEOUS.

Section 7.01          Mutual Cooperation.  The Parties and their respective Subsidiaries shall cooperate with each other in connection with the performance of the Services hereunder and the completion of the Separation Projects, including producing on a timely basis all information and Materials that are reasonably requested with respect to the performance of Services and the completion of the Separation Projects, by the end of the term of this Agreement; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of the Parties and their respective Subsidiaries; and, provided, further, that this Section 7.01 shall not require either Party to incur any out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by the Parties.

Section 7.02          Limitations on Liability.

(a)           THE LIABILITIES OF EACH PARTY AND ITS SUBSIDIARIES AND THEIR RESPECTIVE REPRESENTATIVES, COLLECTIVELY, UNDER THIS

AGREEMENT FOR ANY ACT OR FAILURE TO ACT IN CONNECTION HEREWITH (INCLUDING THE PERFORMANCE OR BREACH OF THIS AGREEMENT), OR FROM THE SALE, DELIVERY, PROVISION OR USE OF ANY SERVICES PROVIDED UNDER OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, SHALL NOT EXCEED SUCH PARTY’S PROFITS FOR PERFORMING SERVICES HEREUNDER, WHICH SHALL BE DEEMED TO BE EQUAL TO THE AMOUNT OF THE MARK-UP RECEIVED BY SUCH PARTY DURING THE PREVIOUS TWELVE (12) MONTH PERIOD.

(b)           IN NO EVENT SHALL EITHER PARTY, ITS SUBSIDIARIES OR ITS REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR INDIRECT, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF AND ITS SUBSIDIARIES ANY CLAIM FOR SUCH DAMAGES, INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

(c)           The foregoing limitations on Liability in this Section 7.02 shall not apply (i) to either Party’s Liability for breaches of confidentiality under ARTICLE VI (Confidentiality) or (ii) in respect of any Liability arising out of or in connection with the gross negligence, willful misconduct, or fraud of or by the Party to be charged.

Section 7.03          Indemnification Procedures.  The provisions of Article IV of the Separation and Distribution Agreement shall govern claims for indemnification under this Agreement; provided that, for purposes of this Section 7.03, in the event of any conflict between the provisions of Article IV of the Separation and Distribution Agreement and this ARTICLE VII, the provisions of this Agreement shall control.

Section 7.04          Force Majeure.  Neither Party shall be deemed in default of this Agreement for failure to fulfill any obligation so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide Notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.

Section 7.05          Acceptance.  Acceptance shall occur when the Services and Materials described in the Work Plan meet the agreed upon acceptance criteria as described in the Work Plan.  If the Services and Materials do not meet the acceptance criteria as set forth in the Work Plan when they are ready for acceptance evaluation, a Party may give the other Party detailed written notification of the deficiency or non-conformance within thirty (30) business days of delivery of the Services or Materials.  The providing Party then shall either correct the deficiency or non-conformance or provide a plan acceptable for correcting the deficiency or non-conformance.  If the deficiency or non-conformance is not corrected or if an acceptable plan for correcting such deficiency or non-conformance is not established during such period, then the aggrieved Party shall follow the procedures for dispute resolution set forth in Section 7.14.

Section 7.06          Audit Assistance.  Each of the Parties and their respective Subsidiaries are or may be subject to regulation and audit by a Governmental Authority, standards organizations, customers or other parties to contracts with such Parties or their respective Subsidiaries under applicable law, standards or contract provisions.  If a Governmental Authority, standards organization, customer or other party to a contract with a Party or its Subsidiary exercises its right to examine or audit such Party’s or its Subsidiary’s books, records, documents or accounting practices and procedures pursuant to such applicable law, standards or contract provisions, and such examination or audit relates to the Services, then the other Party shall provide, at the sole cost and expense of the requesting Party, all assistance reasonably requested by the Party that is subject to the examination or audit in responding to such examination or audits or requests for information, to the extent that such assistance or information is within the reasonable control of the cooperating Party and is related to the Services

Section 7.07          Survival of Covenants.  Except as expressly set forth in this Agreement, the covenants and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the date hereof and shall remain in full force and effect thereafter.

Section 7.08          Title to Intellectual Property.  Except as expressly provided for under the terms of this Agreement, each Party acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any intellectual property which is owned or licensed by the other Party, by reason of the provision of the Services provided hereunder.  No Party shall remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by the other Party, and it shall reproduce any such notices on any and all copies thereof.  No Party shall attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by the other Party, and it shall promptly notify such other Party of any such attempt, regardless of whether by it or any Third Party, of which it becomes aware.

Section 7.09          Subsidiaries.  Abbott shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by a Subsidiary of Abbott, and AbbVie shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by a Subsidiary of AbbVie.

Section 7.10          Headings.  The Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.11          Independent Contractors.  The Parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons.

The relationships of the Parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

Section 7.12          No Third Party Beneficiaries.  The provisions of this Agreement are solely for the benefit of the Parties and their Subsidiaries and are not intended to confer upon any Person except the Parties any rights or remedies hereunder; and there are no Third Party beneficiaries of this Agreement and this Agreement shall not provide any other Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 7.13          Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

Section 7.14          Disputes; Equitable Relief.

(a)           In the event of any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement, or calculation or allocation of the costs of any Service, including claims seeking redress or asserting rights under any law, such dispute, controversy or claim shall be resolved in accordance with the dispute resolution process referred to in Schedule 7.01 to the Separation and Distribution Agreement.

(b)           Subject to the foregoing provisions of this Section 7.14, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Proceeding for specific performance that a remedy at Law would be adequate is waived.

Section 7.15          Interpretation.  Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires.  The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement.  Section and Schedule references are to the Sections and Schedules to this Agreement unless otherwise specified.  Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.  The word “or” shall not be exclusive.  Unless otherwise specified in a particular case, the word “days” refers to calendar days.  References herein to this Agreement or any Ancillary Agreement shall be deemed to refer to this Agreement or such Ancillary Agreement as of the date such agreement is executed and as it may be amended thereafter, unless otherwise specified.

Section 7.16          Survival.  ARTICLE I (Definitions), Section 2.02 (Transition Services Agreements and Conflicts), Section 2.03(c) (Performance of Services), Section 2.04 (Charges), ARTICLE IV (Billing; Taxes), ARTICLE VI (Confidentiality), Section 7.02 (Limitations on Liability), Section 7.06 (Audit Assistance), and Section 7.12 (No Third Party Beneficiaries) through Section 7.28 (Mutual Drafting) shall survive any expiration or termination of this Agreement.

Section 7.17          Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  This agreement shall not be assigned without the prior written consent of Abbott and AbbVie, except that:

(a)           each Party may assign all of its rights and obligations under this Agreement to any of its Subsidiaries; provided, however, that no such assignment shall release the assigning Party from any Liability under this Agreement; and

(b)           in connection with (i) either Party’s divestiture of all or substantially all of its assets to a Third Party or (ii) a Change of Control of either Party, such Party, as applicable, may assign to such Third Party its rights and obligations under this Agreement; provided, however, that (A) no such assignment shall release the assigning Party from any Liability under this Agreement, (B) any and all costs and expenses incurred by either Party in connection with such assignment (including in connection with clause (C) of this proviso) shall be borne solely by the assigning Party, and (C) the Parties shall in good faith negotiate any amendments to this Agreement, including the Schedules to this Agreement, that may be reasonably necessary or appropriate in order to assign such Services.

Section 7.18          Amendment.  No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by an authorized representative of both Parties or, in the case of an amendment, supplement or modification (including an early termination) of a Work Plan, signed by the contact listed, or by an authorized representative of the functional area indicated, on the applicable Work Plan.  No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party or relevant Subsidiary against whom it is sought to be enforced or, in the case of a waiver of a provision in a Work Plan, signed by the contact listed, or by an authorized representative of the functional area indicated, on the applicable Work Plan, or by such contact’s senior management.

Section 7.19          Waivers of Default.  Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party.

Section 7.20          Notices.  All notices or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice):

If to Abbott:

Abbott Laboratories
100 Abbott Park Road
Building AP6D, Dept. 364
Abbott Park, Illinois 60064-6020
Attn:  Vice President, Information Technology
Facsimile:  (847) 935-3253

With a copy to:

Abbott Laboratories
100 Abbott Park Road
Building AP6D, Dept. 364
Abbott Park, Illinois 60064-6020
Attn:  General Counsel
Facsimile:  (847) 935-3294

If to AbbVie:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attn:  Vice President, Information Technology
Facsimile:  (847) 938-8810

With a copy to:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attn:  General Counsel
Facsimile:  (847) 936-0410

Either Party may, by notice to the other Party, change the address to which such Notices are to be given.

Section 7.21          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

Section 7.22          Entire Agreement.  This Agreement and the Exhibits and Schedules hereto contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.  Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, the provisions of this Agreement shall control with respect to the subject matter addressed in this Agreement.

Section 7.23          Corporate Power.  Abbott represents on behalf of itself and, to the extent applicable, each Abbott Subsidiary, and AbbVie represents on behalf of itself and, to the extent applicable, each AbbVie Subsidiary as follows:

(a)           each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(b)           this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

Section 7.24          Signatures and Delivery.  Each of Abbott and AbbVie acknowledges that it may execute this Agreement by manual, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement.  Each of Abbott and AbbVie expressly adopts and confirms a stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind it to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date hereof) and delivered in person, by mail or by courier.

Section 7.25          Severability.  In the event that any one or more of the terms or provisions of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the Parties.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement.  To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 7.26          Further Assurances.  Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 7.27          Public Announcements.  Except for the press releases and other public statements set forth in Schedule 9.16 to the Separation and Distribution Agreement, the Parties shall consult with each other before they or any of their Subsidiaries issue, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and the Parties shall not, and shall cause their respective Subsidiaries not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

Section 7.28          Mutual Drafting.  This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

*        *        *        *        *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ABBOTT LABORATORIES		ABBVIE INC.

By:	/s/ Thomas C. Freyman	By:	/s/ Richard A. Gonzalez
Name:	Thomas C. Freyman	Name:	Richard A. Gonzalez
Title:	Executive Vice President, Finance	Title:	Chairman of the Board and
	and Chief Financial Officer		Chief Executive Officer

[Signature Page to Information Technology Agreement]

Schedule A

IT Separation Project Plans

Separation Project	Anticipated Start Date	Anticipated Completion Date
Create AbbVie International Back Office.	Q1 2013	Q1 2015
Establish AbbVie global network infrastructure, including help desk, WAN, LAN, border, telecom, and network identify services.	Q1 2013	Q1 2015
Establish the U.S. ERP system.	Q1 2013	Q1 2014
Establish AbbVie collaboration environment, including email, calendaring, intranet portal, and collaboration tools.	Q1 2013	Q1 2015
Evaluate and change as required branding in all AbbVie in scope applications, systems, and documents.	Q1 2013	Q1 2015
Establish an AbbVie global data center structure.	Q1 2013	Q1 2015

Schedule B

Form of Work Plan (Project Initiation Document)

Project Name:	Date:

Project ID:	Group:	A B C

Project Governance:
Abbvie Business Owner

Date:
Name of Approver
Title, Department

Project Governance:
Abbott Business Owner

Date:
Name of Approver
Title, Department

Project Governance:
AbbVie IT Function Lead

Date:
Name of Approver
Title, Department

Project Governance:
Abbott IT Function Lead

Date:
Name of Approver
Title, Department

1

Project Governance:
Project Manager

Date:
Name of Approver
Title, Department

Project Governance:
PMO Transition Lead	(to be completed by Provider’s Transition PMO)

Date:
Name of Approver
Title, Department

1.             GROUP (Circle the appropriate letter)

Group A means the TSA Service Recipient pays for the entire work plan except for any optimization, enhancement or upgrade the Service Provider makes in concert with the Work Plan for its own benefit/use (the “Provider Upgrade Charges”). Group B means the party requesting a new system or service will pay for the entire work plan subject to the Provider Upgrade Charges caveat of Group A. Group C items result in the two parties coming to mutual agreement on a cost sharing agreement.

2.             DESCRIPTION

Describe the project.

3.             OBJECTIVES

State project Objectives.  Use business (rather than technical) terminology whenever possible.  Example:  “Consolidate International Sales each Month.”  Be as specific as possible.

4.             SCOPE

Use this section to identify those areas, activities and systems that are in the scope of this project.  Also identify activities and areas that are excluded from the project.

Examples:  User demographics, internal and external Customers, Systems and/or processes that are impacted, Volume (i.e. transactions per period) metrics, Delphi, COP

5.             START/END DATES

•

2

6.             DEPENDENCIES

List related / dependent Dis-Synergies and Transition Service Agreements (TSA) below.  Briefly describe the nature of the dependency/relationship.

Dependent / Related Projects

Project/TSA ID	Description

Newco###

Newco###

Newco###

7.             ALTERNATIVES AND APPROACH

Describe alternatives considered and the selected approach

8.             CHARGES

Project Cost Component	Abbott or AbbVie Charge	Capital (in $000s)	Expense (in $000s)	Total (in $000s)	Ongoing Cost

9.             TSA ADJUSTMENTS

Identify TSA(s) that could be partially or fully terminated as a result of this Work Plan and the associated charges that would require adjustment.

TSA(s) ####	TSA Impact Description	Partial/Full	Charge Adjustment

10.          TRANSITION TO SUPPORT PLAN

Include details on the planned support model at time of project completion.

3

11.          ACCEPTANCE CRITERIA

Describe the acceptance criteria that will be used to evaluate the delivered service and when achieved will end this work plan.

12.          CHANGE HISTORY

List the changes to this work plan.

Nbr	Approval Date	Change Description	Budget Impact	Schedule Impact

4

Monthly Project Status Report

Project Name:			Functional Group:		Report Period:	Apr-12	Report Date:	
Prepared by:	Approved by:		Responsible IT Head:		Performed Phase 0:		Performed RBP:	

Project Description & Scope

Work Plan #:

Instructions (Please delete)
** Provide a brief description of the project including scope. If you did not perform a Phase 0, please indicate why.

RCE/Supplemental RCE History in $ Thousands

RCE #:	Approval Date:	Authorized Expense =		Capital =		Total =	$ -	Forecasted Completion Date:
Supplemental RCEs:		Authorized Expense =		Capital =		Total =	$ -	Forecasted Completion Date:
			$ -		$ -		$ -	

Instructions (Please delete)
** Provide any additional information about the RCE that you believe is relevant
** If a project was rebaselined, please enter the date, approved by name, and add comments indicating what milestones were rebaselined. This comment will be retained.

Investment Class (a)	
Scope (b)	
Category (c)	
Function (d)	
Value/Risk Index (e)	
Value*	0
Risk*	0

Project Governance

1. Business Sponsor	
2. Business Owner	
3. Program Manager	
4. Portfolio Manager	
5. IT Project Manager	
6. IT Steward	

Key Project Milestones

	Health	Target	Baseline	LBE	Actual
Project Start Date:	●				
1. Milestone 1	●				
2. Milestone 2	●				
3. Milestone 3	●				
4. Milestone 4	●				
5. Milestone 5	●				
6. Milestone 6	●				
7. Milestone 7	●				
8. Milestone 8	●				
9. Milestone 9	●				
10. Milestone 10	●				
11. Milestone 11	●				
12. Milestone 12	●				
13. Milestone 13	●				
Project Completion Date:	●				

Project Spending in $ Thousands

	A	2012 (B)												C	A+B+C	A+YTD(B)
	2011 & prior	J	F	M	A	M	J	J	A	S	O	N	D	2013+	Total project spending	Project to-date (PTD)
RCE Expense Spending																
RCE Plan/Upd															0	0
Actual																0
LBE*															0	
RCE Capital Spending																
RCE Plan/Upd															0	0
Actual																0
LBE*															0	
Total RCE Spending (Expense+Capital)																
RCE Plan/Upd	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Actual	0	0	0	0	0	0	0	0	0	0	0	0	0			0
LBE*	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	

Spending Notes
**Explain the spending overages.

Spend Health	
To Date	Total
Expense	
●	●
Capital	
●	●

Schedule Health	
To Date	Total
●	●

Scope Health	
To Date	Total
●	●

Overall Project	
To Date	Total
●	●

Legend

Health

- (G) = OK - Objectives will be met (0% over budget **or** 0% delay PTD **or** no functionality impacted)
- (Y) = Caution - Concerns over meeting objectives (>0% - 10% over budget PTD **or** 0-10% delay PTD **or** functionality delivery questionable)
- (R) = In trouble - Objectives will be missed (>10% over budget PTD **or** >10% delay PTD **or** functionality will not be delivered)
- (B) = On Hold
- (Gray) = No Spend

Investment Class (a)	Scope (b)	Category (c)	Function (d)
C= Compliance	E=Enterprise	RTB= Run The Business	M=Manufacturing, F=Finance, R=R&D, I=IT
FH= Financial-Hard Savings	S=Shared	GTB= Grow The Business	Q=Quality & Regulatory, E=E-Business
FS= Financial-Soft Savings	D=Divisional	TTB= Transform The Business	P=Purchasing, C=Commercial S=Service
M= Merger			
NF= Non-Financial			

Value/Risk Index (e)

Required for projects/programs >$2MM. Place cursor over "Value" or "Risk" and click to go to the input section.

Comments

Accomplishments:
Instructions (Please delete)
** List accomplishments for the current report period (1000 characters max)

Major Issues & Risks:
Instructions (Please delete)
** Report on current issues and risks that affect the project's **schedule, spend, or scope.** (800 characters max)
** Provide an explanation for any yellow or red health indicators, i.e., description of schedule delay(s), budget overruns, functionality omissions, etc.
** If spend is yellow or red copy and paste the spending notes from above to this section

Actions:
**Provide an Action taken to rectify each Major Issue & Risk (600 characters max)

Project Portfolio Value/ Risk Evaluation

Value Score 0 | Risk Score 0

VALUE INPUT AREA

Financial ROI	Strategic - Functional Council	Strategic - Division
Values 0	0	0
Contribution % 25%	12.5%	12.5%
Customer	**Operational**	
Values 0	0	
Contribution % 25%	25%	

RISK INPUT AREA

Cost	Vendor	Novelty, New Technology
Values 0	0	0
Contribution % 10%	10%	10%
System Replacement	**Business Process Change**	**Team Experience**
Values 0	0	0
Contribution % 10%	10%	10%
Sponsorship	**Technical Infrastructure**	**Customer Facing**
Values 0	0	0
Contribution % 10%	10%	10%
Gated Approach		
Values 0		Finished Return to Dashboard!
Contribution % 10%		

Value Inputs - Do not Modify

Financial ROI

1. < 5%
2. 5% - 10%
3. 10% - 15%
4. 15% - 20%
5. > 20%

1

Strategic - Functional Council

1. Not Key to Business Strategy or IT Strategy
2. Not Key to Business Strategy, aligns to IT Strategy
3. Key to Business Strategy, not aligned to IT Strategy
4. Key to Business Strategy, aligns with IT Strategy
5. Pivotal to Business Strategy, aligns with IT Strategy

1

Strategic - Division

1. Not Key to Business Strategy or IT Strategy
2. Not Key to Business Strategy, aligns to IT Strategy
3. Key to Business Strategy, not aligned to IT Strategy
4. Key to Business Strategy, aligns with IT Strategy
5. Pivotal to Business Strategy, aligns with IT Strategy

1

Customer

1. Long term negative customer impact
2. Short term negative customer impact, no impact long term
3. No impact to customer short or long term
4. No short term customer value, long term customer value
5. Immediate & long term customer value

1

Operational

1. Business process decremented, compliance improved or neutral
2. Business process neutral, compliance improved or neutral
3. Business process slightly improved, compliance improved or neutral
4. Business process and compliance improved
5. Business process and compliance greatly improved

1

Risk Inputs - Do not Modify

Cost

0. 0 - $3 MM
1. $3 - 7 MM
2. $7 - 15 MM
3. $15 - 30 MM
4. $30 - 70 MM
5. > $70 MM

1

Vendor

0. 0 or 1 vendors
1. 2 vendors
2. 3 vendors
3. 4 vendors
4. 5 vendors
5. 6 or more vendors

1

Novelty, New Technology

0. Familiar technology
1. New technology to group, familiar to Division
2. New technology to Division, familiar to Abbott
3. New technology to Abbott, familiar to Industry
4. New technology to Industry, familiar to other Industry
5. New leading-edge technology, unused elsewhere

1

System Replacement

0. Not displacing any existing system - all new design
1. Replacing bus system - well defined but few interfaces
2. Modifying/replacing business system - few interfaces
3. Mod/replacing bus system - some undocumented interfaces
4. Mod/replacing critical bus system with some interfaces
5. Mod/replacing critical bus system with many interfaces

1

Business Process Change

0. No business process change or organizational impact
1. Slight business process change and organizational impact
2. Medium business process change and organizational impact
3. Major bus process change and single division organizational impact
4. Major bus process change and multi-division organizational impact
5. Major bus process change and across Abbott organizational impact

1

Team Experience

0. Experienced project and management team
1. Experienced project team, inexperienced mgt team
3. Inexperienced project team, experienced mgt team
5. Inexperienced project team, inexperienced mgt team

1

Sponsorship

Technical Infrastructure

Customer Facing

Value and Risk Assessment

Project Governance

Business Sponsor	Ø **Owns delivery of business value.** o Identifies initiatives. o Sponsors the initiative, secures funding and approval. o Develops business case. o Owns and manages the project across all divisions. o Identifies the ongoing business owner during or before the business case is developed.
Business Owner	Ø **Owns ongoing use and enhancement** o Provides direction for lifecycle management. o Ensures integrity of the data and/or application. o Identifies required functionality. o Assesses Initiatives
IT Steward	Ø **Supports Business Owner and Portfolio Manager.** o Partners with the Business Owner to manage the IT systems and data. o Administers assets, monitors the costs and operation of those assets. o Advises Business Owner of how to leverage and maintain assets. o Tracks initiatives and documents the Target State. o May include Technical Council to oversee the management of the Strategy and Architecture.
Portfolio Manager	Ø **Oversees function's business processes.** o Often-Functional Council. o Cross Divisional – Typically the Chair of the functional council. (Example: in ADD/AI it may be a regional level to reflect multi-country.) o Provides feedback to the Business Owners and IT Stewards on the overall portfolio of applications. o Advocates planned retirement or replacement of old or non-standard solutions.
Program Manager	Ø **Manages all dimensions of program** (often multiple projects or phases). o Tracks and reports on delivery of enterprise initiatives. o Provides tools to evaluate and measure programs. o Accountable to Business Sponsor. o Facilitates initiative identification, business case development and scoring of enterprise initiatives.
IT Project Manager	Ø **Manages IT aspects of the project.** o Manages the IT components of new projects. o Provides guidance to the Business Sponsor and Business Owner.

Self-Check__Milestone Health Indicator Color Worksheet

This **tool** will help you calculate the health indicator colors for the **Key Project Milestones section** in the Dashboard tab of this Status Report.

(NOTE) Contents of the chart below **should match the Milestone chart on the Dashboard tab.**
Additional columns have been added with automatic calculations to help determine health indicators.
For information about the formulas used to perform the calculations or data to be entered, hover over the red triangles in table below.

Instructions:

Enter the **Start Date** for each milestone. By default, the project start date has been entered for you by the GIS PMO.

(NOTE) For all milestones, if there is no Actual date, the LBE date will be used to determine the Health indicator color. If there is no LBE date, the Baseline date will be used.

Remember to update the MILESTONE CHART on the DASHBOARD TAB of this Status Report with the health indicator colors that were calculated below!

The Baseline Duration, LBE/Actual Duration, Variance, and % will be calculated as Dates are entered in the table.

Key Project Milestones							Baseline Duration	Actual/LBE Duration	Variance	%
	Health	Start Date	Target	Baseline	LBE	Actual				
Project Start Date:		1/16/11	5/2/11	5/2/11		3/25/11	106	68	-38	-36%
Milestone 1		1/16/11	6/1/11	6/1/11		5/9/11	136	113	-23	-17%
Milestone 2		1/16/11	8/17/11	8/17/11		9/22/11	213	249	36	17%
Milestone 3		1/16/11	10/15/11	10/15/11		10/26/11	272	283	11	4%
Milestone 4		1/16/11	9/6/11	9/6/11		8/7/11	233	203	-30	-13%
Milestone 5		1/16/11	8/30/11	8/30/11	1/23/12		226	372	146	65%
Milestone 6		1/16/11	1/5/12	1/5/12	2/28/12	2/28/12	354	408	54	15%
Project Completion Date:		1/16/11	1/26/12	1/26/12			375	375	0	0%
							0	0	0	#DIV/0!
							0	0	0	#DIV/0!
							0	0	0	#DIV/0!
							0	0	0	#DIV/0!
							0	0	0	#DIV/0!
							0	0	0	#DIV/0!
							0	0	0	#DIV/0!

Monthly Project Status Report

Project Name:		**Functional Group:**		**Report Period:**	Apr-12	**Report Date:**	
Prepared by:	**Approved by:**	**Responsible IT Head:**		**Performed Phase 0:**		**Performed RBP:**	

Project Description & Scope

Work Plan #:

Instructions (Please delete)
** Provide a brief description of the project including scope. If you did not perform a Phase 0, please indicate why.

RCE/Supplemental RCE History in $ Thousands

RCE #:	Approval Date:	Authorized Expense =		Capital =		Total =	$ -	Forecasted Completion Date:	
Supplemental RCEs:		Authorized Expense =		Capital =		Total =	$ -	Forecasted Completion Date:	
			$ -		$ -		$ -		

Project Governance

1. Project Engineer	
2. IT Project Manager	

Key Project Milestones

	Health	Target	Baseline	LBE	Actual
Project Start Date:	●				
Project Completion Date:	●				

Comments

Accomplishments:

Instructions (Please delete)
** List accomplishments for the current report period (1000 characters max)

Project Spending in $ Thousands

	A	2012 (B)												C	A+B+C	A+YTD(B)
	2011 & prior	J	F	M	A	M	J	J	A	S	O	N	D	2013+	Total project spending	Project to-date (PTD)
RCE Expense Spending																
RCE Plan/Upd															0	0
Actual																0
LBE*															0	
RCE Capital Spending																
RCE Plan/Upd															0	0
Actual																0
LBE*															0	
Total RCE Spending (Expense+Capital)																
RCE Plan/Upd	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Actual	0	0	0	0	0	0	0	0	0	0	0	0	0			0
LBE*	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	

Spending Notes

**Explain the spending overages.